UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant:                        [ X ]
Filed by a Party other than the Registrant: [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                   Valhi, Inc.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

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          pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                   VALHI, INC.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697


                                 April 19, 2006


To our Stockholders:

     You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Valhi, Inc., which will be held on Thursday, May 25, 2006, at 10:00 a.m., local time, at our corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the inspector of election as provided in our bylaws.

                                   Sincerely,


                                   /s/ Harold C. Simmons
                                   Harold C. Simmons
                                   Chairman of the Board

                                   VALHI, INC.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 25, 2006





To the Stockholders of Valhi, Inc.:

     The 2006 Annual Meeting of Stockholders of Valhi, Inc. will be held on Thursday, May 25, 2006, at 10:00 a.m., local time, at our corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, for the following purposes:

     (1) To elect seven directors to serve until the 2007 Annual Meeting of Stockholders; and

     (2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The close of business on March 28, 2006 has been set as the record date for the meeting. Only holders of our common stock at the close of business on the record date are entitled to notice of, and to vote at, the meeting. A complete list of stockholders entitled to vote at the meeting will be available for examination during normal business hours by any of our stockholders, for purposes related to the meeting, for a period of ten days prior to the meeting at our corporate offices.

     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope. If you choose, you may still vote in person at the meeting even though you previously submitted your proxy card.

                                    By Order of the Board of Directors,


                                    /s/ A. Andrew R. Louis, Secretary
                                    A. Andrew R. Louis, Secretary

Dallas, Texas
April 19, 2006

                                TABLE OF CONTENTS

                                                                                                                Page
TABLE OF CONTENTS.................................................................................................i
GLOSSARY OF TERMS................................................................................................ii
GENERAL INFORMATION...............................................................................................1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING....................................................................1
CONTROLLED COMPANY................................................................................................3
ELECTION OF DIRECTORS.............................................................................................4
         Nominees for Director....................................................................................4
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS.................................................................6
         Audit Committee..........................................................................................6
         Management Development and Compensation Committee........................................................6
         Executive Committee......................................................................................6
EXECUTIVE OFFICERS................................................................................................7
SECURITY OWNERSHIP................................................................................................8
         Ownership of Valhi.......................................................................................8
         Ownership of Related Companies..........................................................................11
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS AND OTHER INFORMATION...........................................15
         Compensation of Directors...............................................................................15
         Intercorporate Services Agreements......................................................................15
         Summary of Cash and Certain Other Compensation of Executive Officers....................................16
         No Grants of Stock Options or Stock Appreciation Rights.................................................18
         Stock Option Exercises and Holdings.....................................................................19
EQUITY COMPENSATION PLAN INFORMATION.............................................................................20
CORPORATE GOVERNANCE DOCUMENTS...................................................................................20
         Code of Business Conduct and Ethics.....................................................................20
         Corporate Governance Guidelines.........................................................................20
         Audit Committee Charter.................................................................................20
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..........................................................20
EXECUTIVE COMPENSATION REPORT....................................................................................21
CERTAIN RELATIONSHIPS AND TRANSACTIONS...........................................................................23
         Relationships with Related Parties......................................................................23
         Intercorporate Services Agreements......................................................................23
         Loans between Related Parties...........................................................................24
         Insurance Matters.......................................................................................25
         Tax Matters.............................................................................................25
         Purchases of our Common Stock from Related Parties......................................................25
         Simmons Family Matters..................................................................................26
PERFORMANCE GRAPH................................................................................................27
AUDIT COMMITTEE REPORT...........................................................................................28
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS............................................................29
         Independent Registered Public Accounting Firm...........................................................29
         Fees Paid to PricewaterhouseCoopers LLP.................................................................29
         Preapproval Policies and Procedures.....................................................................30
OTHER MATTERS....................................................................................................30
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2007 ANNUAL MEETING.......................................31
COMMUNICATIONS WITH THE BOARD OF DIRECTORS.......................................................................31
2005 ANNUAL REPORT ON FORM 10-K..................................................................................31
ADDITIONAL COPIES................................................................................................32
APPENDIX A -- AMENDED AND RESTATED AUDIT COMMITTEE CHARTER......................................................A-1

                                GLOSSARY OF TERMS

"CDCT No. 2" means the Contran Deferred Compensation Trust No. 2, an irrevocable "rabbi trust" established by Contran to assist it in meeting certain deferred compensation obligations that it owes to Harold C. Simmons.

"CMRT" means The Combined Master Retirement Trust, a trust Contran sponsors that permits the collective investment by master trusts that maintain assets of certain employee benefit plans Contran and related entities adopt.

"Computershare" means Computershare Investor Services L.L.C., our stock transfer agent.

"CompX" means CompX International Inc., one of our publicly held subsidiaries that manufactures precision slides, security products and ergonomic computer support systems.

"Contran" means Contran Corporation, the parent corporation of our consolidated tax group.

"Dixie Holding" means Dixie Holding Company, one of our parent corporations.

"Dixie Rice" means Dixie Rice Agricultural Corporation, Inc., one of our parent corporations.

"Foundation" means the Harold C. Simmons Foundation, Inc., a tax-exempt foundation organized for charitable purposes.

"independent directors" means the following directors: Norman S. Edelcup, Thomas
E. Barry and W. Hayden McIlroy.

"ISA" means an intercorporate services agreement between or among Contran related companies pursuant to which employees of one or more related companies provide certain services, including executive officer services, to another related company on a fee basis.

"Keystone" means Keystone Consolidated Industries, Inc., one of our sister corporations that manufactures steel fabricated wire products, industrial wire and carbon steel rod.

"Kronos Worldwide" means Kronos Worldwide, Inc., one of our publicly held subsidiaries that is an international manufacturer of titanium dioxide pigments.

"named executive officer" means our executive officers named in the summary compensation table in this proxy statement.

"National" means National City Lines, Inc., one of our parent corporations.

"NL" means NL Industries, Inc., one of our publicly held subsidiaries that is a diversified holding company with principal investments in Kronos Worldwide and CompX.

"NOA" means NOA, Inc., one of our parent corporations.

"non-management directors" means the following directors who are not one of our executive officers: Norman S. Edelcup, Thomas E. Barry, W. Hayden McIlroy and J. Walter Tucker, Jr.

"NYSE" means the New York Stock Exchange.

"PwC" means PricewaterhouseCoopers LLP, our independent registered public accounting firm.

"record date" means the close of business on March 28, 2006, the date our board of directors set for the determination of stockholders entitled to notice of and to vote at the 2006 annual meeting of our stockholders.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Southwest" means Southwest Louisiana Land Company, Inc., one of our parent corporations.

"Tall Pines" means Tall Pines Insurance Company, an indirect wholly owned captive insurance subsidiary of ours.

"TFMC" means TIMET Finance Management Company, a wholly owned subsidiary of TIMET.

"TIMET" means Titanium Metals Corporation, one of our publicly held subsidiaries that is an integrated producer of titanium metals products and that we account for on our financial statements using the equity method.

"TIMET series A preferred stock" means TIMET's 6 3/4% Series A Convertible Preferred Stock, par value $0.01 per share.

"Tremont" means Tremont LLC, one of our wholly owned subsidiaries.

"Valhi," "us," "we" or "our" mean Valhi, Inc.

"VGI" means Valhi Group, Inc., one of our parent corporations.

"VHC" means Valhi Holding Company, one of our parent corporations.

"WCS" means Waste Control Specialists LLC, an indirect wholly owned subsidiary of ours that is engaged in the waste management industry.

                                   VALHI, INC.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697

                         ------------------------------

                                 PROXY STATEMENT

                         ------------------------------

                               GENERAL INFORMATION



     This proxy statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of our board of directors for use at our 2006 Annual Meeting of Stockholders to be held on Thursday, May 25, 2006 and at any adjournment or postponement of the meeting. The accompanying notice of annual meeting of stockholders sets forth the time, place and purposes of the meeting. The notice, this proxy statement, the accompanying proxy card or voting instruction form and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, are first being mailed on or about April 19, 2006 to the holders of our common stock at the close of business on March 28, 2006. Our principal executive offices are located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

     Please refer to the Glossary of Terms on page ii for the definitions of capitalized or other terms used in this proxy statement.

                 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:   What is the purpose of the annual meeting?

A: At the annual meeting, stockholders will vote on the election of seven directors and any other matter that may properly come before the meeting.

Q:   How does the board recommend that I vote?

A: The board of directors recommends that you vote FOR each of the nominees for director.

Q:   Who is allowed to vote at the annual meeting?

A: The board of directors has set the close of business on March 28, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only holders of record of our common stock as of the close of business on the record date are entitled to vote at the meeting. On the record date, 115,778,278 shares of our common stock were issued and outstanding. Each share of our common stock is entitled to one vote.

Q:   How do I vote?

A: If your shares are held by a bank, broker or other nominee (i.e., in "street name"), you must follow the instructions from your nominee on how to vote your shares.

     If you are a stockholder of record, you may:

     o    vote in person at the annual meeting; or

     o instruct the agents named on the proxy card how to vote your shares by completing, signing and mailing the enclosed proxy card in the envelope provided.

     If you execute a proxy card but do not indicate how you would like your shares voted for one or more of the nominees, the agents will vote FOR the election of each such nominee for director and, to the extent allowed by applicable law, in the discretion of the agents on any other matter that may properly come before the meeting.

Q:   Who will count the votes?

A: The board of directors has appointed Computershare, our transfer agent and registrar, to receive proxies and ballots, ascertain the number of shares represented, tabulate the vote and serve as inspector of election for the meeting.

Q:   Is my vote confidential?

A:   Yes.  All  proxy  cards,  ballots  or  voting  instructions   delivered  to
     Computershare will be kept confidential in accordance with our bylaws.

Q:   May I change or revoke my proxy or voting instructions?

A: If you are a stockholder of record, you may change or revoke your proxy instructions at any time before the meeting in any of the following ways:

     o    delivering to Computershare a written revocation;

     o    submitting another proxy card bearing a later date; or

     o    voting in person at the meeting.

     If your shares are held by a bank, broker or other nominee, you must follow the instructions from your nominee on how to change or revoke your voting instructions.

Q:   What constitutes a quorum?

A: A quorum is the presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting. Under the applicable rules of the NYSE and the SEC, brokers or other nominees holding shares of record on behalf of a client who is the actual beneficial owner of such shares are authorized to vote on certain routine matters without receiving instructions from the beneficial owner of the shares. If such a broker/nominee who is entitled to vote on a routine matter delivers an executed proxy card and does not vote on the matter, such a vote is referred to in this proxy statement as a "broker/nominee non-vote." Shares of common stock that are voted to abstain from any business coming before the meeting and broker/nominee non-votes will be counted as being in attendance at the meeting for purposes of determining whether a quorum is present.

Q: What vote is required to elect a director nominee or approve any other matter?

A: If a quorum is present, a plurality of the affirmative votes of the holders of our outstanding shares of common stock represented and entitled to be voted at the meeting is necessary to elect each nominee for director. The accompanying proxy card or voting instruction form provides space for you to withhold authority to vote for any of the nominees. Neither shares as to which the authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect director nominees. However, since director nominees need only receive the plurality of the affirmative votes from the holders represented and entitled to vote at the meeting to be elected, a vote withheld from a particular nominee will not affect the election of such nominee.

     Except as applicable laws may otherwise provide, if a quorum is present, the approval of any other matter that may properly come before the meeting will require the affirmative votes of the holders of a majority of the outstanding shares represented and entitled to vote at the meeting. Shares of our common stock that are voted to abstain from any other business coming before the meeting and broker/nominee non-votes will not be counted as votes for or against any such other matter.

Q:   Who will pay for the cost of soliciting the proxies?

A: We will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to the solicitation by mail, our directors, officers and regular employees may solicit proxies by telephone or in person for which such persons will receive no additional compensation. We have retained Georgeson Shareholder Communications, Inc. to aid in the distribution of this proxy statement and related materials at an estimated cost of $1,200. Upon request, we will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of our common stock that such entities hold of record.

                               CONTROLLED COMPANY

     VHC directly held approximately 91.6% of the outstanding shares of our common stock as of the record date. VHC has indicated its intention to have its shares of our common stock represented at the meeting and voted FOR the election of each of the director nominees to our board of directors. If VHC attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the stockholders will elect all the nominees to the board of directors.

     Because of VHC's ownership of our common stock, we are considered a controlled company under the listing standards of the NYSE. Pursuant to the listing standards, a controlled company may choose not to have a majority of independent directors, independent compensation, nominating or corporate governance committees or charters for these committees. We have chosen not to have a majority of independent directors or an independent nominating or corporate governance committee. Our board of directors believes that the full board of directors best represents the interests of all of our stockholders and that it is appropriate for all matters that would be considered by a nominating or corporate governance committee to be considered and acted upon by the full board of directors. Applying the NYSE director independence standards, the board of directors has determined that three of our directors are independent and have no material relationship with us other than serving as our directors. While the members of our management development and compensation committee currently satisfy the independence requirements of the NYSE, we have chosen not to satisfy all of the NYSE listing standards for a compensation committee. See "Meetings and Committees of the Board of Directors" for more information on the committees of the board of directors. See also "Stockholder Proposals and Director Nominations for the 2007 Annual Meeting" for a description of our policies and procedures for stockholder nominations of directors.

                              ELECTION OF DIRECTORS

     Our bylaws provide that the board of directors shall consist of one or more members as determined by our board of directors or stockholders. The board of directors has currently set the number of directors at seven. The directors elected at the meeting will hold office until our 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier removal, resignation or death.

     All of the nominees are currently members of our board of directors whose terms will expire at the meeting. All of the nominees have agreed to serve if elected. If any nominee is not available for election at the meeting, all shares represented by a proxy card will be voted FOR an alternate nominee to be selected by the board of directors, unless the stockholder executing such proxy card withholds authority to vote for such nominee. The board of directors believes that all of its nominees will be available for election at the meeting and will serve if elected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES FOR DIRECTOR.

     Nominees for Director. The respective nominees have provided the following information.

     Thomas E. Barry, age 62, has served on our board of directors since 2000. Dr. Barry is vice president for executive affairs at Southern Methodist University and has been a professor of marketing in the Edwin L. Cox School of Business at Southern Methodist University since prior to 2001. He is a member of our audit committee and management development and compensation committee.

     Norman S. Edelcup, age 70, has served on our or certain of our predecessors' boards of directors since 1975. Since 2003, he has served as mayor of Sunny Isles Beach, Florida. He also serves as a trustee for the Baron Funds, a mutual fund group, and a director of Florida Savings Bancorp. From 2001 to 2004, Mr. Edelcup served as senior vice president of Florida Savings Bancorp. He served as senior vice president of Item Processing of America, Inc., a processing service bureau, from 1999 to 2000 and as chairman of the board from 1989 to 1998. Mr. Edelcup is a certified public accountant and served as senior vice president and chief financial officer of Avatar Holdings, Inc. (formerly GAC Corporation), a real estate development firm, from 1976 to 1983; vice chairman of the board, senior vice president and chief financial officer of Keller Industries, Inc., a building products manufacturer, from 1968 to 1976; and as a senior accountant with Arthur Andersen & Co., a public accounting firm, from 1958 to 1962. He is chairman of both our audit committee and management development and compensation committee.

     W. Hayden McIlroy, age 66, has served on our board of directors since 2004. He is a private investor, primarily in real estate. From 1975 to 1986, Mr. McIlroy was the owner and chief executive officer of McIlroy Bank and Trust in Fayetteville, Arkansas. He also founded other businesses, primarily in the food and agricultural industries. Mr. McIlroy currently serves as a director of Cadco Systems, Inc., a manufacturer of emergency alert systems. He is a member of our audit committee.

     Glenn R. Simmons, age 78, has served on our or certain of our predecessors' boards of directors since 1980. Mr. Simmons has been vice chairman of the board of us and Contran since prior to 2001. Mr. Simmons has been chairman of the board of CompX and Keystone since prior to 2001 and also serves on the board of directors of Kronos Worldwide, NL and TIMET. In 2004, Keystone filed a voluntary petition for reorganization under federal bankruptcy laws and emerged from the bankruptcy proceedings in August 2005. Mr. Simmons has been an executive officer or director of various companies related to us and Contran since 1969. He is a member of our executive committee and a brother of Harold C. Simmons.

     Harold C. Simmons, age 74, has served on our or certain of our predecessors' boards of directors since 1980. Mr. Simmons has been chairman of the board of us and Contran since prior to 2001 and was our chief executive officer from prior to 2001 to 2002. Mr. Simmons has served as chief executive officer of Kronos Worldwide and NL since 2003, chairman of the board of Kronos Worldwide since 2003 and chairman of the board of NL since prior to 2001. He also has served as chairman of the board of TIMET since November 2005, chief executive officer of TIMET from November 2005 to January 2006 and vice chairman of the board of TIMET from 2004 to November 2005. Mr. Simmons has been an executive officer or director of various companies related to us and Contran since 1961. Mr. Simmons serves as chairman of our executive committee and is a brother of Glenn R. Simmons.

     J. Walter Tucker, Jr., age 80, has served on our or certain of our predecessors' boards of directors since 1982. Mr. Tucker has been the president, treasurer and a director of Tucker & Branham, Inc., a mortgage banking, insurance and real estate company since prior to 2001. From prior to 2001 to August 2005, he served as vice chairman of the board of Keystone. In February 2004, Keystone filed a voluntary petition for reorganization under federal bankruptcy laws and emerged from the bankruptcy proceedings in August 2005. Mr. Tucker has been an executive officer or director of various companies related to us and Contran since 1982.

     Steven L. Watson, age 55, has served on our board of directors since 1998. Mr. Watson has been our chief executive officer since 2002 and our and Contran's president and a director of Contran since 1998. He has also served as vice chairman of the board of Kronos Worldwide since 2004, chief executive officer of TIMET since January 2006 and vice chairman of the board of TIMET since November 2005. Mr. Watson is also a director of CompX, Keystone and NL. Mr. Watson has served as an executive officer or director of various companies related to us and Contran since 1980. Mr. Watson serves as a member of our executive committee.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors held five meetings and took action by written consent on seven occasions in 2005. Other than Harold C. Simmons, each director participated in at least 80% of such meetings and of the 2005 meetings of the committees on which he served at the time. Mr. Simmons participated in 40% of our 2005 board meetings. It is expected that each director will attend our annual meetings of stockholders, which are held immediately before the annual meetings of the board of directors. All but one of our directors attended our 2005 annual stockholder meeting.

     The board of directors has established and delegated authority to three standing committees, which are described below. The board of directors is expected to elect the members of the standing committees at the board of directors annual meeting immediately following the annual stockholder meeting. The board of directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.

     Audit Committee. Our audit committee assists with the board of directors' oversight responsibilities relating to our financial accounting and reporting processes and auditing processes. The responsibilities of our audit committee are more specifically set forth in the amended and restated audit committee charter, a copy of which is attached as Exhibit A to this proxy statement and also available under the corporate governance section of our website, www.valhi.net. Applying the requirements of the NYSE listing standards and SEC regulations, as applicable, the board of directors has determined that:

     o each member of our audit committee is independent, financially literate and has no material relationship with us other than serving as our director; and

     o    Mr. Norman S. Edelcup is an "audit committee financial expert."

     No member of our audit committee serves on more than three public company audit committees. For further information on the role of our audit committee, see "Audit Committee Report." The current members of our audit committee are Norman S. Edelcup (chairman), Thomas E. Barry and W. Hayden McIlroy. Our audit committee held eight meetings and took action by written consent on one occasion in 2005.

     Management   Development   and   Compensation   Committee.   The  principal
responsibilities of our management development and compensation committee are:

     o to recommend to the board of directors whether or not to approve any proposed charge to us or any of our wholly owned subsidiaries pursuant to an ISA with a related parent company;

     o to review, approve, administer and grant awards under our equity compensation plans; and

     o to review and administer such other compensation matters as the board of directors may direct from time to time.

     The board of directors has determined that each member of our management development and compensation committee is independent by applying the NYSE director independence standards. For further information on the role of our management development and compensation committee, see "Executive Compensation Report." The current members of our management development and compensation committee are Norman S. Edelcup (chairman) and Thomas E. Barry. Our management development and compensation committee held one meeting in 2005.

     Executive Committee. The principal responsibilities of the executive committee are to take such actions as are required to manage us, within the limits provided by Delaware statutes and the board of directors. The current members of the executive committee are Harold C. Simmons (chairman), Glenn R. Simmons and Steven L. Watson. The executive committee did not hold any meetings in 2005.

                               EXECUTIVE OFFICERS

     Set forth below is certain information relating to our executive officers. Each executive officer serves at the pleasure of the board of directors. Biographical information with respect to Harold C. Simmons, Glenn R. Simmons and Steven L. Watson is set forth under "Election of Directors--Nominees for Director."

                 Name                     Age            Position(s)
------------------------------------     -----   --------------------------------------

Harold C. Simmons...................       74    Chairman of the Board
Glenn R. Simmons....................       78    Vice Chairman of the Board
Steven L. Watson....................       55    President and Chief Executive Officer
William J. Lindquist................       49    Senior Vice President
Eugene K. Anderson..................       70    Vice President and Assistant Treasurer
Robert D. Graham....................       50    Vice President
J. Mark Hollingsworth...............       54    Vice President and General Counsel
Kelly D. Luttmer....................       42    Vice President and Tax Director
Bobby D. O'Brien....................       48    Vice President and Chief Financial Officer
John A. St. Wrba....................       49    Vice President and Treasurer
Gregory M. Swalwell.................       49    Vice President and Controller
A. Andrew R. Louis..................       45    Secretary

     William J. Lindquist has served as senior vice president of us and Contran, and a director of Contran, since 1998. Mr. Lindquist has served as an executive officer or director of various companies related to us and Contran since 1980.

     Eugene K. Anderson has served as vice president and assistant treasurer of us and Contran since prior to 2001. Mr. Anderson has served as an executive officer of various companies related to us and Contran since 1980.

     Robert D. Graham has served as vice president of us and Contran since 2002, vice president, general counsel and secretary of Kronos Worldwide and NL since 2003, executive vice president of TIMET since February 2006 and vice president of TIMET from 2004 to 2006. From 1997 to 2002, Mr. Graham served as an executive officer and later as executive vice president and general counsel of Software Spectrum, Inc., a global business-to-business software services provider that is a wholly owned subsidiary of Level 3 Communications, Inc., but from 1991 to 2002, was a publicly traded corporation. From 1985 to 1997, Mr. Graham was a partner in the law firm of Locke Purnell Rain Harrell (A Professional Corporation), a predecessor to Locke Liddell & Sapp LLP.

     J. Mark Hollingsworth has served as vice president and general counsel of us and Contran, and general counsel of CompX, since prior to 2001. He also has served as acting general counsel of Keystone since 2001. Mr. Hollingsworth has served as legal counsel of various companies related to us and Contran since 1983.

     Kelly D. Luttmer has served as vice president of us, CompX, Contran, Kronos Worldwide and NL since 2004, tax director of Kronos Worldwide and NL since 2003 and tax director of us, CompX and Contran since 1998. Ms. Luttmer has served in tax accounting positions with various companies related to us and Contran since 1989.

     Bobby D. O'Brien has served as our chief financial officer since 2002, vice president of TIMET since 2004 and vice president of us and Contran since prior to 2001. From prior to 2001 until February 2005 and October 2004, he served as treasurer of us and Contran, respectively. Mr. O'Brien has served in financial and accounting positions with various companies related to us and Contran since 1988.

     John A. St. Wrba has served as our vice president and treasurer since 2005 and vice president and treasurer of TIMET and Contran since 2004 and NL since 2003. He has also served as vice president of Kronos Worldwide since 2004 and treasurer of Kronos Worldwide since 2003. He was NL's assistant treasurer from 2002 to 2003. From 2000 until 2002, he was assistant treasurer of Kaiser
Aluminum & Chemical Corporation, a leading producer of fabricated aluminum products.

     Gregory M. Swalwell has served as vice president and controller of us and Contran since 1998, chief financial officer of Kronos Worldwide and NL since 2004, vice president of TIMET since 2004 and vice president, finance of Kronos Worldwide and NL since 2003. Mr. Swalwell has served in financial and accounting positions with various companies related to us and Contran since 1988.

     A. Andrew R. Louis has served as secretary of us, CompX and Contran since 1998. Mr. Louis has served as legal counsel of various companies related to us and Contran since 1995.

                               SECURITY OWNERSHIP

     Ownership of Valhi. The following table and footnotes set forth as of the record date the beneficial ownership, as defined by regulations of the SEC, of our common stock held by each individual, entity or group known to us to own beneficially more than 5% of the outstanding shares of our common stock, each director, each named executive officer and all of our directors and executive officers as a group. See footnote (4) below for information concerning the relationships of certain individuals and entities that may be deemed to own indirectly and beneficially more than 5% of the outstanding shares of our common stock. All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

                                                                                   Valhi Common Stock
                                                                   -------------------------------------------------
                                                                         Amount and Nature of          Percent of
                     Name of Beneficial Owner                          Beneficial Ownership (1)       Class (1)(2)
----------------------------------------------------------------   --------------------------------- ---------------

Harold C. Simmons (3)...........................................               3,383 (4)                    *
    Valhi Holding Company (3)...................................         106,098,763 (4)                  91.6%
    Harold Simmons Foundation, Inc. (3).........................           1,006,500 (4)                    *
    Contran Corporation (3).....................................             439,400 (4)(5)                 *
    The Combined Master Retirement Trust (3)....................             115,000 (4)                    *
    Annette C. Simmons (3)......................................              43,400 (4)                    *
    The Annette Simmons Grandchildren's Trust (3)...............              36,500 (4)                    *
                                                                        ------------
                                                                         107,742,946 (4)(5)               93.1%

Thomas E. Barry.................................................              11,000 (6)                    *
Norman S. Edelcup...............................................              36,000 (6)                    *
W. Hayden McIlroy...............................................               3,500                        *
Glenn R. Simmons................................................              12,247 (4)(7)                 *
J. Walter Tucker, Jr............................................             251,725 (4)(6)(8)              *
Steven L. Watson................................................             117,246 (4)(6)                 *
William J. Lindquist............................................             130,000 (4)(6)                 *
Bobby D. O'Brien................................................              80,000 (4)(6)                 *
Gregory M. Swalwell.............................................             101,166 (4)(6)                 *
All our directors and executive officers as a group (16 persons)         108,774,876 (4)(5)(6)(7)(8)      93.4%

--------------------
*    Less than 1%.

(1) Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names. The number of shares and percentage of ownership for each individual or group assumes the exercise by such individual or group (exclusive of others) of stock options that such individual or group may exercise within 60 days subsequent to the record date.

(2) The percentages are based on 115,778,278 shares of our common stock outstanding as of the record date. NL and a subsidiary of NL directly own 3,522,967 and 1,186,200 shares of our common stock, respectively. NL is one of our majority owned subsidiaries and pursuant to Delaware law, we treat these shares as treasury stock for voting purposes. For the purposes of calculating the percentage ownership of the outstanding shares of our common stock as of the record date in this proxy statement such shares are not deemed outstanding.

(3) The business address of Annette C. Simmons, The Annette Simmons Grandchildren's Trust, Contran, VHC, the CMRT, Harold C. Simmons and the Foundation is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

(4) VGI, National and Contran are the direct holders of 87.4%, 10.3% and 2.3%, respectively, of the outstanding common stock of VHC. National, NOA and Dixie Holding are the direct holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding VGI common stock. Contran and NOA are the direct holders of approximately 85.7% and 14.3%, respectively, of the outstanding National common stock. Contran and Southwest are the direct holders of approximately 49.9% and 50.1%, respectively, of the outstanding NOA common stock. Dixie Rice is the direct holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of 100% of the outstanding common stock of Dixie Rice and approximately 88.9% of the outstanding common stock of Southwest.

     Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold
     C. Simmons, of which Mr. Simmons is the sole trustee, or held by Mr. Simmons or persons or other entities related to Mr. Simmons. As sole trustee of these trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by these trusts. Mr. Simmons, however, disclaims beneficial ownership of any Contran shares these trusts hold.

     The Foundation directly holds approximately 0.9% of the outstanding shares of our common stock. This foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is the chairman of the board of this foundation.

     The CDCT No. 2 directly holds approximately 0.4% of the outstanding shares of our common stock. U.S. Bank National Association serves as the trustee of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations. Pursuant to the terms of the CDCT No. 2, Contran retains the power to vote the shares held by the CDCT No. 2, retains dispositive power over such shares and may be deemed the indirect beneficial owner of such shares.

     The CMRT directly holds approximately 0.1% of the outstanding shares of our common stock. Contran sponsors this trust to permit the collective investment by master trusts that maintain assets of certain employee benefit plans Contran and related entities adopt. Harold C. Simmons is the sole trustee of this trust and a member of the investment committee for this trust. J. Walter Tucker, Jr. is also a member of this trust's investment committee. Contran's board of directors selects the trustee and members of this trust's investment committee. All of our executive officers are participants in one or more of the employee benefit plans that invest through this trust. Each of such persons disclaims beneficial ownership of any of the shares this trust holds, except to the extent of his or her individual vested beneficial interest, if any, in the assets this trust holds.

     Harold C. Simmons is the chairman of the board of each of us, VHC, VGI, National, NOA, Dixie Holding, Dixie Rice, Southwest and Contran.

     By virtue of the holding of the offices, the stock ownership and his services as trustee, all as described above, (a) Harold C. Simmons may be deemed to control certain of such entities and (b) Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of shares directly held by certain of such other entities. However, Mr. Simmons disclaims beneficial ownership of the shares beneficially owned, directly or indirectly, by any of such entities, except to the extent of his vested beneficial interest, if any, in shares held by the CMRT and his interest as a beneficiary of the CDCT No. 2. Mr. Harold Simmons disclaims beneficial ownership of all shares of our common stock beneficially owned, directly or indirectly, by VHC, Contran, the Foundation, the CMRT or NL or its subsidiaries.

     All of our directors or executive officers who are also directors or executive officers of VHC, Contran, the Foundation or their parent companies disclaim beneficial ownership of the shares of our common stock that such companies directly or indirectly hold.

     Annette C. Simmons is the wife of Harold C. Simmons. She is the direct owner of 43,400 shares of our common stock. Mr. Simmons may be deemed to share indirect beneficial ownership of such shares. Mr. Simmons disclaims all such beneficial ownership.

     The Annette Simmons Grandchildren's Trust, a trust of which Harold C. Simmons and Annette C. Simmons are co-trustees and the beneficiaries of which are the grandchildren of Annette C. Simmons, is the direct holder of 36,500 shares of our common stock. Mr. Simmons, as co-trustee of this trust, has the power to vote and direct the disposition of the shares of our common stock this trust directly holds. Mr. Simmons disclaims beneficial ownership of any shares of our common stock that this trust holds.

     The business address of the CDCT No. 2, Dixie Holding, National, NOA and VGI is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana 70542. The business address of Southwest is 402 Canal Street, Houma, Louisiana 70360.

(5) Represents the 439,400 shares of our common stock the CDCT No. 2 directly holds.

(6) The shares of our common stock shown as beneficially owned by such person or group include the following number of shares such person or group has the right to acquire upon the exercise of stock options that such person or group may exercise within 60 days subsequent to the record date:

                                                                                        Shares of Our Common Stock
                                                                                        Issuable Upon the Exercise
                                                                                             of Stock Options
                          Name of Beneficial Owner                                      On or Before May 27, 2006
         --------------------------------------------------------------------------     --------------------------

         Thomas E. Barry...........................................................                 6,000
         Norman S. Edelcup.........................................................                 9,000
         J. Walter Tucker, Jr......................................................                 9,000
         Steven L. Watson..........................................................               100,000
         William J. Lindquist......................................................               130,000
         Bobby D. O'Brien..........................................................                80,000
         Gregory M. Swalwell.......................................................               100,000
         All our other executive officers as a group (6 persons)...................               287,600


(7) The shares of common stock shown as beneficially owned by Glenn R. Simmons include 800 shares his wife holds in her retirement account, with respect to which shares he disclaims beneficial ownership.

(8) The shares of common stock shown as beneficially owned by J. Walter Tucker, Jr. include 200,000 shares his wife holds, with respect to which he disclaims beneficial ownership, and 19,035 shares held by a corporation of which he is the sole stockholder.

     We understand that Contran and related entities may consider acquiring or disposing of shares of our common stock through open market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of our common stock in the market, an assessment of our business and prospects, financial and stock market conditions and other factors deemed relevant by such entities. We may similarly consider acquisitions of shares of our common stock and acquisitions or dispositions of securities issued by related entities. For a discussion of certain purchases of our common stock in 2005, see "Certain Relationships and Transactions--Purchases of our Common Stock from Related Parties."

     Ownership of Related Companies. Some of our directors and executive officers own equity securities of several companies related to us.

     Ownership of Kronos Worldwide, NL and TIMET. The following table and footnotes set forth the beneficial ownership, as of the record date, of the shares of common stock of NL, Kronos Worldwide and TIMET held by each of our directors, each named executive officer and all of our directors and executive officers as a group. All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

                                 Kronos Worldwide                    NL                            TIMET
                                   Common Stock                 Common Stock                    Common Stock
                               -----------------------      -------------------------    ---------------------------
                               Amount and      Percent      Amount and       Percent        Amount and       Percent
                                Nature of        of          Nature of          of          Nature of           of
                               Beneficial       Class       Beneficial        Class         Beneficial        Class
 Name of Beneficial Owner     Ownership (1)    (1)(2)      Ownership (1)      (1)(3)     Ownership (1)(4)     (1)(4)
---------------------------  ---------------  --------     -------------     --------    ----------------    -------


Harold C. Simmons......           4,755  (5)      *          255,000  (5)(6)    *        1,933,700  (5)         2.6%
  Valhi, Inc...........      28,888,821  (5)     59.0%    40,350,931  (5)      83.1%     2,858,000  (5)         3.8%
  NL Industries, Inc...      17,516,132  (5)     35.8%           n/a  (5)      n/a             -0-  (5)        -0-
  TIMET Finance
    Management Company.           5,203  (5)      *          222,100  (5)       *              n/a  (5)        n/a
  Tremont LLC..........             -0-  (5)      -0-            -0-  (5)      -0-      25,237,000  (5)        33.5%
  Annette C. Simmons...          36,356  (5)      *          119,475  (5)       *       10,894,666  (5)        12.7%
  The Combined Master
    Retirement Trust...             -0-  (5)      -0-             -0- (5)      -0-       7,689,840  (5)        10.2%
                            -----------                  ------------                  -----------
                             46,451,267  (5)     94.9%    40,947,506  (5)      84.3%    48,613,206  (5)        56.4%

Thomas E. Barry........             -0-  (5)     -0-             -0-  (5)      -0-             -0-  (5)        -0-
Norman S. Edelcup......             -0-  (5)     -0-             -0-  (5)      -0-             -0-  (5)        -0-
W. Hayden McIlroy......             -0-  (5)     -0-             -0-  (5)      -0-           2,000  (5)(7)      *
Glenn R. Simmons.......             708  (5)      *            9,000  (5)       *           22,000  (5)         *
J. Walter Tucker, Jr...             -0-  (5)     -0-             -0-  (5)      -0-             -0-  (5)        -0-
Steven L. Watson.......           4,733  (5)      *           11,000  (5)(6)    *           73,000  (5)(6)      *
William J. Lindquist...             -0-  (5)     -0-             -0-  (5)      -0-             -0-  (5)        -0-
Bobby D. O'Brien.......             -0-  (5)     -0-             -0-  (5)      -0-             -0-  (5)        -0-
Gregory M. Swalwell....             -0-  (5)     -0-             -0-  (5)      -0-             -0-  (5)        -0-
All our directors and
   executive officers as a
   group (16 persons) .      46,456,969  (5)     94.9%    40,968,006  (5)(6)   84.4%    48,710,406  (5)(7)     56.5%

--------------------

*    Less than 1%.

(1) Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names. The number of shares and percentage of ownership for each individual or group assumes the exercise by such individual or group (exclusive of others) of stock options that such individual or group may exercise within 60 days subsequent to the record date.

(2) The percentages are based on 48,949,549 shares of common stock of Kronos Worldwide outstanding as of the record date.

(3) The percentages are based on 48,563,034 shares of common stock of NL outstanding as of the record date.

(4) The percentages are based on 75,409,870 shares of common stock of TIMET outstanding as of the record date. All TIMET common stock share amounts reported in this table reflect the effects of the (i) two-for-one split that TIMET paid in the form of a stock dividend on the close of business on September 6, 2005 to holders of record as of the close of business on August 25, 2005 and (ii) two-for-one split that TIMET paid in the form of a stock dividend on the close of business on February 16, 2006 to holders of record as of the close of business on February 6, 2006.

(5) TIMET is the direct holder of 100% of the outstanding shares of common stock of TFMC. We are the sole member of Tremont.

     The ownership of TIMET common stock by Annette C. Simmons includes 10,666,666 shares of TIMET common stock that she has the right to acquire upon conversion of 1,600,000 shares of TIMET series A preferred stock that she directly holds. The ownership of TIMET common stock by us includes 98,000 shares of TIMET common stock that we have the right to acquire upon conversion of 14,700 shares of TIMET series A preferred stock that we directly hold. The percentage ownership of TIMET common stock held by each of Ms. Simmons and us assumes the full conversion of only the shares of TIMET series A preferred stock she or we own, respectively.

     See footnotes (2) and (4) to the "Ownership of Valhi" table for a description of certain relationships among the individuals, entities or groups appearing in this table. All of our directors or executive officers disclaim beneficial ownership of any shares of common stock of Kronos Worldwide, NL or TIMET that we directly or indirectly own.

     Other than the securities he holds directly, Harold C. Simmons disclaims beneficial ownership of any and all securities that his wife, Annette C. Simmons, directly or indirectly owns.

(6) The shares of common stock of NL or TIMET shown as beneficially owned by such person include the following number of shares such person has the right to acquire upon the exercise of stock options that such person may exercise within 60 days subsequent to the record date:

                                                        Shares of NL Common Stock      Shares of TIMET Common Stock
                                                      Issuable Upon the Exercise of   Issuable Upon the Exercise of
                                                        Stock Options On or Before            Stock Options
                  Name of Beneficial Owner                     May 27, 2006             On or Before May 27, 2006
---------------------------------------------------   -----------------------------   -----------------------------


         Harold C. Simmons........................                 2,000                            -0-
         Steven L. Watson.........................                 2,000                         30,000

(7) Represents 2,000 shares of common stock of TIMET that Mr. McIlroy has the right to acquire upon conversion of 300 shares of TIMET series A preferred stock that he directly holds.

     Ownership of CompX. The following table and footnotes set forth the beneficial ownership, as of the record date, of the class A common stock and class B common stock of CompX held by each of our directors, each named executive officer and all of our directors and executive officers as a group. All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

                                                                                                            CompX
                                                                                                         Class A and
                                                                                                          Class B
                                             CompX Class A                      CompX Class B              Common
                                              Common Stock                    Common Stock (1)              Stock
                                    --------------------------------    -----------------------------     Combined
                                    Amount and Nature of    Percent     Amount and Nature     Percent    Percent of
                                         Beneficial         of Class      of Beneficial      of Class       Class
        Beneficial Owner                Ownership (2)        (2)(3)       Ownership (2)       (2)(3)       (2)(3)
--------------------------------    --------------------    --------    ------------------   --------    ----------

Harold C. Simmons.............          56,900  (4)           1.1%             -0-  (4)         -0-           *
   CompX Group, Inc...........       2,586,820  (4)          49.4%      10,000,000  (4)        100.0%       82.6%
   TIMET Finance Management
     Company..................         483,600  (4)           9.2%             -0-  (4)         -0-          3.2%
   NL Industries, Inc.........         250,004  (4)           4.8%             -0-  (4)         -0-          1.6%
   Annette C. Simmons.........          20,000  (4)             *              -0-  (4)         -0-           *
                                    ----------                         -----------
                                     3,397,324  (4)          64.9%      10,000,000  (4)        100.0%       87.9%

Thomas E. Barry...............             -0-  (4)            -0-             -0-  (4)         -0-          -0-
Norman S. Edelcup.............           2,000  (4)             *              -0-  (4)         -0-           *
W. Hayden McIlroy.............             -0-  (4)            -0-             -0-  (4)         -0-          -0-
Glenn R. Simmons..............          71,100  (4)(5)(6)     1.3%             -0-  (4)         -0-           *
J. Walter Tucker, Jr..........             -0-  (4)            -0-             -0-  (4)         -0-          -0-
Steven L. Watson..............          21,600  (4)(5)          *              -0-  (4)         -0-           *
William J. Lindquist..........          10,000  (4)(5)          *              -0-  (4)         -0-           *
Bobby D. O'Brien..............          10,300  (4)(5)          *              -0-  (4)         -0-           *
Gregory M. Swalwell...........           5,000  (4)(5)          *              -0-  (4)         -0-           *
All our directors and executive
   officers as a group (16
   persons)...................       3,535,524  (4)(5)(6)    66.1%      10,000,000  (4)        100.0%       88.2%

--------------------

*    Less than 1%.

(1) Each share of CompX class B common stock entitles the holder to one vote on all matters except the election of directors, on which each share is entitled to ten votes. In certain instances, shares of CompX class B common stock are automatically convertible into shares of CompX class A common stock.

(2) Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names. The number of shares and percentage of ownership for each individual or group assumes the exercise by such individual or group (exclusive of others) of stock options that such individual or group may exercise within 60 days subsequent to the record date.

(3) The percentages are based on 5,234,280 shares of CompX class A common stock outstanding as of the record date and 10,000,000 shares of CompX class B common stock outstanding as of the record date.

(4) NL and TFMC directly hold 82.4% and 17.6%, respectively, of the outstanding shares of CompX Group, Inc. common stock. We hold indirectly through CompX Group, Inc., TFMC and NL approximately 87.4% of the combined voting power of the outstanding shares of CompX class A and class B common stock (approximately 98.2% for the election of directors).

     See  footnotes  (2) and (4) to the  "Ownership of Valhi" table and footnote
     (5) to the "Ownership of Kronos Worldwide, NL and TIMET" table for a description of certain relationships among the individuals, entities or groups appearing in this table. All of our directors or executive officers disclaim beneficial ownership of any shares of CompX class A or class B common stock that that we directly or indirectly own.

     Other than the securities he holds directly, Harold C. Simmons disclaims beneficial ownership of any and all securities that his wife, Annette C. Simmons, directly or indirectly owns.

(5) The shares of CompX class A common stock shown as beneficially owned by such person or group include the following number of shares such person or group has the right to acquire upon the exercise of stock options that such person or group may exercise within 60 days subsequent to the record date:

                                                                                         Shares of CompX Class A
                                                                                       Common Stock Issuable Upon
                                                                                      the Exercise of Stock Options
                             Name of Beneficial Owner                                   On or Before May 27, 2006
         -----------------------------------------------------------------------      -----------------------------

         Glenn R. Simmons.......................................................                  55,600
         Steven L. Watson.......................................................                  15,600
         William J. Lindquist...................................................                  10,000
         Bobby D. O'Brien.......................................................                  10,000
         Gregory M. Swalwell....................................................                   5,000
         All our other executive officers as a group (6 persons)................                  18,000

(6) The shares of CompX class A common stock shown as beneficially owned by Glenn R. Simmons include 500 shares his wife holds in her retirement account, with respect to which shares he disclaims beneficial ownership.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                              AND OTHER INFORMATION

     Compensation of Directors. Our directors who are not one of our executive officers are entitled to receive compensation for their services as directors. Directors who received such compensation in 2005 were Thomas E. Barry, Norman S. Edelcup, W. Hayden McIlroy and J. Walter Tucker, Jr.

     In 2005, our non-management directors received an annual retainer of $20,000, paid in quarterly installments, plus a fee of $1,000 per day for attendance at meetings and at a daily rate ($125 per hour) for other services rendered on behalf of our board of directors or its committees. The chairman of our audit committee and any member of our audit committee whom the board identified as an "audit committee financial expert" for purposes of the annual proxy statement received an annual retainer of $10,000, paid in quarterly installments (provided that if one person served in both capacities only one such retainer was paid), and other members of our audit committee received an annual retainer of $5,000, paid in quarterly installments. If one of our non-management directors dies while serving on our board of directors, his designated beneficiary or estate will be entitled to receive a death benefit equal to the annual retainer then in effect. We reimburse our non-management directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of our board of directors or its committees.

     On the day of each annual stockholder meeting, each of our non-management directors receives a grant of shares of our common stock as determined by the following formula based on the closing price of a share of our common stock on the date of such meeting.

       Range of Closing Price Per                    Shares of Common
       Share on the Date of Grant                  Stock to Be Granted
       --------------------------                  -------------------

         Under $5.00                                       2,000
         $5.00 to $9.99                                    1,500
         $10.00 to $20.00                                  1,000
         Over $20.00                                         500

     As a result of the $18.78 per share closing price of our common stock on May 26, 2005, the date of our 2005 annual stockholder meeting, each non-management director elected on that date received a grant of 1,000 shares of our common stock.

     Intercorporate Services Agreements. Contran and certain of its subsidiaries, including us, have entered into ISAs pursuant to which Contran, among other things, provides the services of all of our named executive officers to certain of Contran's subsidiaries, including us and our subsidiaries. For a discussion of these ISAs, see "Certain Relationships and Transactions--Intercorporate Services Agreements."

     Summary of Cash and Certain Other Compensation of Executive Officers. The summary compensation table below provides information concerning annual and long-term compensation we and our subsidiaries paid or accrued for services rendered during the past three years by our chief executive officer and each of the four other most highly compensated individuals (based on ISA charges to us and our subsidiaries) who were our executive officers at December 31, 2005. All of our named executive officers were employees of Contran for the past three years and provided their services to us and our subsidiaries pursuant to the ISAs. For a discussion of these ISAs, see "Certain Relationships and Transactions--Intercorporate Services Agreements."

                         SUMMARY COMPENSATION TABLE (1)

                      Name and                                          Annual Compensation
                                                                   --------------------------         All Other
                 Principal Position                      Year                Salary                 Compensation
--------------------------------------------------       ----      --------------------------      ---------------

Harold C. Simmons.................................       2005      $       5,119,720  (2)          $      -0-
Chairman of the Board                                    2004              4,980,415  (2)                 -0-
                                                         2003              2,997,080  (2)                 -0-

Steven L. Watson..................................       2005              1,778,120  (2)                 -0-  (3)
President and Chief Executive Officer                    2004              1,695,165  (2)               5,201  (3)
                                                         2003              1,364,710  (2)               8,150  (3)

William J. Lindquist..............................       2005              1,031,500  (2)                 -0-  (3)
Senior Vice President                                    2004                981,200  (2)               3,730  (3)
                                                         2003                479,000  (2)               5,845  (3)

Bobby D. O'Brien..................................       2005                994,600  (2)                 -0-  (3)
Vice President and Chief Financial Officer               2004                869,000  (2)                 335  (3)
                                                         2003                638,000  (2)                 525  (3)

Gregory M. Swalwell...............................       2005                798,300  (2)                 -0-  (3)
Vice President and Controller                            2004                602,600  (2)                  79  (3)
                                                         2003                458,000  (2)                 123  (3)
--------------------

(1) For the periods presented, no named executive officer received a "bonus," "other annual compensation," or "long-term compensation" as defined by SEC rules, from us or our subsidiaries. Therefore, the columns for bonus, long-term compensation and other annual compensation have been omitted.

(2) The amounts shown in the summary compensation table as salary for each named executive officer represent the portion of the fees we and our subsidiaries paid to Contran pursuant to certain ISAs with respect to the services such officer rendered to us and our subsidiaries. The amount shown in the table as salary for each of Messrs. Simmons and Watson also includes director compensation paid to each of them by our subsidiaries. The components of salary shown in the summary compensation table for each of our named executive officers are as follows.

                                                             2003                 2004                2005
                                                       ----------------     ----------------     --------------
          Harold C. Simmons
            ISA Fees:
               Valhi................................   $      1,000,000     $      1,000,000     $    1,000,000
               NL ..................................            761,000              950,000          1,000,000
               CompX................................          1,000,000            1,000,000          1,000,000
               Kronos Worldwide.....................            190,000              950,000          1,000,000
               TIMET................................                -0-            1,000,000          1,000,000
               Tremont..............................                -0- (a)              -0- (a)            -0- (a)
            NL Cash Director Fees...................             23,500               24,000             23,000
            NL Director Stock.......................             16,330               11,410             15,370
            Kronos Worldwide Cash Director Fees.....                -0-               23,000             23,000
            Kronos Worldwide Director Stock.........                -0-               15,005             15,375
            TIMET Cash Director Fees................                -0-                7,000             23,000
            TIMET Director Stock....................                -0-                  -0-             19,975
            Tremont Cash Director Fees..............              6,250 (a)              -0- (a)            -0- (a)
                                                         --------------       --------------       ------------
                                                       $      2,997,080     $      4,980,415     $    5,119,720
                                                         ==============       ==============       ============

          Steven L. Watson
            ISA Fees:
               Valhi................................   $        807,000 (b) $        582,400 (b) $      518,000 (b)
               NL ..................................            224,000              456,400 (c)        443,900 (c)
               CompX................................             65,000               65,200             92,500
               Kronos Worldwide.....................                -0-              325,900 (d)        462,500 (d)
               TIMET................................                -0-               34,800             55,500
               Tremont..............................            163,000 (a)           43,500 (a)         46,200 (a)
            NL Cash Director Fees...................             26,000               25,000             23,000
            NL Director Stock.......................             16,330               11,410             15,370
            CompX Cash Director Fees................             20,500               23,000             24,000
            CompX Director Stock....................              8,325               13,300             14,800
            Kronos Worldwide Cash Director Fees.....                -0-               23,000             23,000
            Kronos Worldwide Director Stock.........                -0-               15,005             15,375
            TIMET Cash Director Fees................             16,350               26,000             24,000
            TIMET Director Stock....................             11,955               50,250             19,975
            Tremont Cash Director Fees..............              6,250 (a)              -0- (a)            -0- (a)
                                                         --------------       --------------       ------------
                                                       $      1,364,710     $      1,695,165     $    1,778,120
                                                         ==============       ==============       ============

          William J. Lindquist
            ISA Fees:
               Valhi................................   $        195,000 (b) $        347,400 (b) $      147,300 (b)
               NL ..................................            222,000              145,900            147,400
               CompX................................             40,000               26,500             29,500
               Kronos Worldwide.....................                -0-              424,300 (d)        471,500 (d)
               TIMET................................             11,000               26,500            117,900
               Tremont..............................             11,000 (a)           10,600 (a)        117,900 (a)
                                                         --------------       --------------     --------------
                                                       $        479,000     $        981,200     $    1,031,500
                                                         ==============       ==============       ============

          Bobby D. O'Brien
            ISA Fees:
               Valhi................................   $        426,000 (b) $        455,600 (b) $      535,600 (b)
               NL ..................................            165,000              148,600 (c)        170,000 (c)
               CompX................................                -0-               49,500             42,400
               Kronos Worldwide.....................                -0-               99,000 (d)        113,400 (d)
               TIMET................................                -0-               17,300             19,800
               Tremont..............................             47,000 (a)           99,000 (a)        113,400 (a)
                                                         --------------       --------------       ------------
                                                       $        638,000     $        869,000     $      994,600
                                                         ==============       ==============       ============

          Gregory M. Swalwell
            ISA Fees:
               Valhi................................   $        201,000 (b) $        214,400 (b) $      281,900 (b)
               NL ..................................            154,000              113,700            150,600
               CompX................................             26,000               39,000             43,000
               Kronos Worldwide.....................                -0-              170,600 (d)        236,700 (d)
               TIMET................................             77,000               48,700             64,600
               Tremont..............................                -0- (a)           16,200 (a)         21,500 (a)
                                                         --------------       --------------       ------------
                                                       $        458,000     $        602,600     $      798,300
                                                         ==============       ==============       ============


          (a) In February 2003, Tremont became one of our wholly owned subsidiaries. These amounts include amounts Contran charged to Tall Pines, a wholly owned subsidiary of Tremont, under the ISA between Contran and Tall Pines.

          (b) Includes amounts Contran charged pursuant to ISAs to Medite Corporation and WCS.

          (c) Includes amounts allocated to EWI Re, Inc., a wholly owned subsidiary of NL, under the ISA between Contran and NL.

          (d) Includes amounts allocated to Kronos International, Inc., a wholly owned subsidiary of Kronos Worldwide, under the ISA between Contran and Kronos Worldwide.

(3) All other compensation for the last three years for each of these named executive officers consisted of interest accruals on the executive officer's unfunded deferred compensation reserve accounts attributable, in certain instances, to certain limits under the Internal Revenue Code of 1986 with respect to such officer's former participation in our deferred incentive plan and former defined benefit pension plan. The agreements for these unfunded reserve accounts provided that the balances of such accounts accrue credits in lieu of interest compounded quarterly. Pursuant to SEC rules, the amounts shown represent the portion of the credit accruals to the unfunded reserve accounts that exceeded 120% of the applicable federal long-term rate as prescribed by the Internal Revenue Code. The rate used for such computations was the 120% rate for quarterly compounding in effect for the month of the respective quarter that the credit accrual was added to the account.

     In October 2004, we and each of these named executive officers agreed to terminate the agreements for these accounts and such officers concurrently received a final distribution of all accrued credit amounts for principal and interest accruals under these accounts. These distributed amounts are not disclosed in the summary compensation table above because the accrued principal amounts and accrued interest in excess of 120% of the federal long-term rate were disclosed in the year accrued for the officers in the summary compensation table and related footnotes contained in our previous proxy statements.

     No Grants of Stock Options or Stock Appreciation Rights. Neither we nor any of our subsidiaries granted any stock options or stock appreciation rights to our named executive officers during 2005.

     Stock Option Exercises and Holdings. The following table provides information with respect to the amount Harold C. Simmons realized in 2005 upon the exercise of certain of his stock options for NL common stock and the value of our named executive officers' unexercised stock options for common stock of us or our subsidiaries as of December 31, 2005. Neither we nor any of our subsidiaries has granted any stock appreciation rights nor has Kronos Worldwide granted any stock options.

                  AGGREGATE STOCK OPTION EXERCISES IN 2005 AND
                         DECEMBER 31, 2005 OPTION VALUES

                                                                 Number of Shares
                                 Shares                             Underlying              Value of Unexercised
                               Acquired                      Unexercised Options at         In-the-Money Options
                                   on                         December 31, 2005 (#)       at December 31, 2005 (1)
                                Exercise       Value       ---------------------------   ---------------------------
            Name                  (#)         Realized     Exercisable   Unexercisable   Exercisable   Unexercisable
---------------------------    ----------  --------------  -----------   -------------   -----------   -------------


Harold C. Simmons
   NL Stock Options........         2,000  $  30,795  (2)         4,000             -0-  $     22,214        $    -0-

Steven L. Watson
   Valhi Stock Options.....           -0-        -0-            100,000             -0-     1,056,000             -0-
   NL Stock Options........           -0-        -0-              4,000             -0-        22,214             -0-
   CompX Stock Options.....           -0-        -0-             14,800           1,200         8,256           2,924
   TIMET Stock Options (3).           -0-        -0-             30,000             -0-       838,863             -0-
                               ----------  ---------          ---------         -------    ----------        --------
                                      -0-        -0-            148,800           1,200     1,925,333           2,924

William J. Lindquist
   Valhi Stock Options.....           -0-        -0-            130,000             -0-     1,251,000             -0-
   CompX Stock Options.....           -0-        -0-             10,000             -0-           -0-             -0-
                               ----------  ---------          ---------         -------    ----------        --------
                                      -0-        -0-            140,000             -0-     1,251,000             -0-

Bobby D. O'Brien
   Valhi Stock Options.....           -0-        -0-             80,000             -0-       645,000             -0-
   CompX Stock Options.....           -0-        -0-             10,000             -0-           -0-             -0-
                               ----------  ---------          ---------         -------    ----------        --------
                                      -0-        -0-             90,000             -0-       645,000             -0-
Gregory M. Swalwell
   Valhi Stock Options.....           -0-        -0-            100,000             -0-       849,900             -0-
   CompX Stock Options.....           -0-        -0-              5,000             -0-           -0-             -0-
                               ----------  ---------          ---------         -------    ----------        --------
                                      -0-        -0-            105,000             -0-       849,900             -0-

--------------------

(1) Each aggregate value is based on the difference between the exercise price of the individual stock options and the closing sale price per share of the underlying common stock on December 31, 2005. Such closing sale prices were $18.50 per share for our common stock, $14.09 per share for NL common stock, $16.02 per share for CompX class A common stock and $31.63 per share for TIMET common stock, which TIMET common stock closing price has been adjusted as described in footnote 3 below.

(2) The value realized for this exercise is based on the difference between the average of the high and low sales prices per share of the underlying common stock on the day of the exercise and the exercise price per share.

(3) All TIMET common stock share amounts reported in this table and the related stock and exercise prices reflect the effects of the (i) two-for-one split that TIMET paid in the form of a stock dividend on the close of business on September 6, 2005 to holders of record as of the close of business on August 25, 2005 and (ii) two-for-one split that TIMET paid in the form of a stock dividend on the close of business on February 16, 2006 to holders of record as of the close of business on February 6, 2006.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides summary information as of December 31, 2005 with respect to equity compensation plans under which our equity securities may be issued to employees or nonemployees (such as directors, consultants, advisers, vendors, customers, suppliers and lenders) in exchange for goods or services.

                                        Column (A)                   Column (B)                   Column (C)
                                -----------------------         -------------------        ------------------------
                                                                                             Number of Securities
                                                                                           Remaining Available for
                                                                                             Future Issuance Under
                                Number of Securities to          Weighted-Average             Equity Compensation
                                be Issued Upon Exercise          Exercise Price of              Plans (Excluding
                                of Outstanding Options,         Outstanding Options,        Securities Reflected in
        Plan Category             Warrants and Rights           Warrants and Rights              Column (A))
---------------------------     ------------------------        --------------------        -----------------------

Equity compensation plans
approved by security
holders....................                 813,600                     $9.90                       4,051,500

Equity compensation plans
not approved by security
holders....................                     -0-                       -0-                             -0-

Total......................                 813,600                     $9.90                       4,051,500


                         CORPORATE GOVERNANCE DOCUMENTS

     Code of Business Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. Only the board of directors may amend the code. Only our audit committee or other committee of the board of directors with specific delegated authority may grant a waiver of this code. We will disclose amendments to or waivers of the code as required by law and the applicable rules of the NYSE.

     Corporate Governance Guidelines. We have adopted corporate governance guidelines to assist the board of directors in exercising its responsibilities. Among other things, the corporate governance guidelines provide for director qualifications, for independence standards and responsibilities, for approval procedures for ISAs and that our audit committee chairman presides at all meetings of the non-management or independent directors.

     Audit Committee Charter. We have adopted an amended and restated audit committee charter under which our audit committee operates. Among other things, our audit committee charter provides the purpose, authority, resources and responsibilities of the committee.

     A copy of each of these three documents, among others, is available on our website at www.valhi.net under the corporate governance section. A copy of the amended and restated audit committee charter is also attached as Exhibit A to this proxy statement. In addition, any person may obtain a copy of these three documents without charge, by sending a written request to the attention of our corporate secretary at Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership with the SEC, the NYSE and us. Based solely on the review of the copies of such forms and representations by certain reporting persons, we believe that for 2005 our executive officers, directors and 10% stockholders complied with all applicable filing requirements under section 16(a).

                          EXECUTIVE COMPENSATION REPORT

     During  2005,  our  management   development  and  compensation   committee
administered certain matters regarding the compensation of our executive officers.

Valhi ISAs

     During 2005, we paid certain fees to Contran for services provided pursuant to certain ISAs between Contran and us or certain of our privately held subsidiaries. Such services provided under these ISAs included the services of all of our executive officers.

     Contran annually determines the aggregate fee to charge us and our privately held subsidiaries based on the following:

     o an estimate of the amount of time each Contran employee that performs services for us and certain of our privately held subsidiaries will spend on such services over the year; and

     o Contran's cost related to such employee, which includes the employee's base salary, incentive compensation and an overhead component that takes into account other employment costs, including medical benefits, unemployment and disability insurance and pension costs and other costs of providing an office, equipment and supplies related to the provision of such services.

     The portion of the annual charge we pay under the ISAs between us or certain of our privately held subsidiaries and Contran for the services of any particular individual is capped at $1.0 million in the aggregate to enhance our ability to deduct such charge for federal income tax purposes. The amount of the fee we paid in 2005 under these ISAs for a person who provided services to us or our privately held subsidiaries represents, in management's view, the reasonable equivalent of "compensation" for such services. It is also management's view that the proposed aggregate charge to us under the ISAs is fair to us and our stockholders and the cost for the services provided under these ISAs would be no less favorable to us than could otherwise be obtained from an unrelated third party for comparable services. See "Certain Relationships and Transactions--Intercorporate Services Agreements" for the aggregate amount we paid to Contran in 2005 under these ISAs. For each named executive officer, the portion of the annual charge we paid in 2005 to Contran under these ISAs attributable to the services of such executive officer is set forth in footnote
(2) to the summary compensation table in this proxy statement. The amounts charged under the ISAs are not dependent upon our financial performance.

     For 2005, our management development and compensation committee reviewed documentation and discussed with management Contran's ISA allocation process, including how Contran determined the necessary personnel, the estimated number of full time employees that would be required to provide the services and the cost of such services under these ISAs. The committee then recommended that our board of directors approve the 2005 aggregate service charge for the proposed Contran services to be rendered to us and certain of our privately held subsidiaries under these ISAs after concluding that:

     o the cost to employ the additional personnel necessary to perform the quality of the services provided by Contran would exceed the proposed 2005 aggregate fee to be charged by Contran under these ISAs; and

     o the cost for such services would be no less favorable than could otherwise be obtained from an unrelated third party for comparable services.

Upon receiving the recommendation of our management development and compensation committee that the ISA charges to us and our privately held subsidiaries were fair and reasonable to us and our stockholders and that it was in our best interests to continue receiving such services presently provided by Contran, our independent directors, with our other directors abstaining, approved the 2005 aggregate charge to us under these ISAs.

     In making these determinations, our management development and compensation committee relied on their collective business experience and judgment. The committee did not review any 2005 ISA charges from Contran to any of our publicly held subsidiaries or their subsidiaries, which charges were reviewed by the management development and compensation committee or independent directors of the applicable publicly held subsidiary.

Common Stock Based Compensation

     In 2005, our management development and compensation committee administered matters regarding the common stock based compensation of our executive officers. In 2005, management did not recommend any common stock based compensation, and our management development and compensation committee did not grant any such compensation to any executive officers. Our management development and compensation committee does not currently anticipate granting common stock based compensation to anyone in 2006 other than annual grants of stock to our non-management directors. See "Compensation of Directors and Executive Officers and Other Information--Compensation of Directors."

Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for non-performance based compensation over $1.0 million paid to the company's chief executive officer and four other most highly compensated executive officers. It is our general policy to structure the performance-based portion of the compensation of our executive officers in a manner that enhances our ability to deduct fully such compensation.

     The following individuals, in the capacities indicated, hereby submit the foregoing report.


   Norman S. Edelcup                                        Thomas E. Barry
   Chairman of our Management Development and               Member of our Management Development and
   Compensation Committee                                   Compensation Committee

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Relationships with Related Parties. As set forth under "Security Ownership," Harold C. Simmons, through Contran, may be deemed to control us. We and other entities that may be deemed to be controlled by or related to Mr. Simmons sometimes engage in the following:

     o intercorporate transactions, such as guarantees, management and expense sharing arrangements, shared fee arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties; and

     o common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of an equity interest in another related party.

     We periodically consider, review and evaluate and understand that Contran and related entities periodically consider, review and evaluate such transactions. Depending upon the business, tax and other objectives then relevant and restrictions under indentures and other agreements, it is possible that we might be a party to one or more of such transactions in the future. In connection with these activities, we may consider issuing additional equity securities or incurring additional indebtedness. Our acquisition activities have in the past and may in the future include participation in acquisition or restructuring activities conducted by other companies that may be deemed to be related to Harold C. Simmons. It is our policy to engage in transactions with related parties on terms, in our opinion, no less favorable to us than could be obtained from unrelated parties.

     Certain directors or executive officers of Contran, CompX, Keystone, Kronos Worldwide, NL or TIMET also serve as our directors or executive officers. Such relationships may lead to possible conflicts of interest. These possible conflicts of interest may arise from the duties of loyalty owed by persons acting as corporate fiduciaries to two or more companies under circumstances in which such companies may have adverse interests. No specific procedures are in place that govern the treatment of transactions among us and our related entities, although such entities may implement specific procedures as appropriate for particular transactions. In addition, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors owe fiduciary duties of good faith and fair dealing to all stockholders of the companies for which they serve.

     Intercorporate Services Agreements. We and certain related companies have entered into ISAs. Under the ISAs, employees of one company provide certain services, including executive officer services, to the other company on a fee basis. The services rendered under the ISAs may include executive, management, financial, internal audit, accounting, tax, legal, insurance, risk management, treasury, aviation, human resources, technical, consulting, administrative, office, occupancy and other services as required from time to time in the ordinary course of the recipient's business. The fees paid pursuant to the ISAs are generally based upon an estimate of the time devoted by employees of the provider of the services to the affairs of the recipient and the employer's cost related to such employees, which includes the employees' cash compensation and an overhead component that takes into account the employer's other costs related to the employees. Each of the ISAs in their current form extends on a quarter-to-quarter basis, generally subject to the termination by either party pursuant to a written notice delivered 30 days prior to the start of the next quarter. Because of the large number of companies related to Contran and us, we believe we benefit from cost savings and economies of scale gained by not having certain management, financial and administrative staffs duplicated at each entity, thus allowing certain individuals to provide services to multiple companies but only be compensated by one entity. With respect to a publicly held company that is a party to an ISA, the ISA and the related aggregate annual charge are approved by the independent directors of the company, generally after receiving a recommendation from the company's management development and compensation committee.

     The following table describes the fees paid by us and our subsidiaries to Contran in 2005 and the amount anticipated to be paid to Contran in 2006 for services Contran provided us or our subsidiaries under the various ISAs.

                                                                                                     Fees Expected
                                                                                 Fees Paid to        to be Paid to
                                                                              Contran under the      Contran under
              Recipient of Services from Contran under an ISA                    ISA in 2005        the ISA in 2006
------------------------------------------------------------------------      -----------------     ---------------
                                                                                          (In millions)

Valhi, Inc..............................................................        $   3.813            $    3.917
Waste Control Specialists LLC...........................................            1.169                 1.507
Tremont LLC.............................................................            0.649  (1)            0.852  (1)
Medite Corporation......................................................            0.230                 0.283
Tall Pines Insurance Company............................................            0.060                 0.070
Amalgamated Research, Inc...............................................            0.043                 0.030
Amcorp, Inc.............................................................            0.003                 0.003
                                                                                ---------             ---------
     Total for Valhi and its privately held subsidiaries................            5.967                 6.662  (2)

Kronos Worldwide, Inc...................................................            5.729  (2)            6.332  (2)
NL Industries, Inc......................................................            4.227  (2)            4.800  (2)
CompX International Inc.................................................            2.625  (3)            2.733  (3)
Titanium Metals Corporation.............................................            1.408  (1)(2)         3.169  (1)(2)
                                                                                ---------             ---------
         Total..........................................................        $  19.956             $  23.696
                                                                                =========             =========

--------------------

(1) Represents a net amount based on ISAs among Contran, Tremont, TIMET and NL. The amount reported for 2005 represents the net cost of Contran services provided to TIMET of approximately $1.5 million less approximately $0.1 million for TIMET services provided to Tremont and NL, and Tremont and NL paid Contran fees of approximately $0.1 million for such services. The expected amount reported for 2006 represents the net cost of Contran services to be provided to TIMET of approximately $3.3 million less approximately $0.1 million for TIMET services to be provided to Tremont and NL, for which Tremont and NL are expected to pay Contran fees of approximately $0.1 million for such services.

(2) In addition to the reported ISA charges, Kronos Worldwide, NL and TIMET also pay Messrs. Glenn and Harold Simmons and Watson for their services as directors.

(3) In addition to the reported ISA charges, CompX also pays Messrs. Glenn Simmons and Watson for their services as directors of CompX.

     Loans between Related Parties. In 2001, a wholly owned subsidiary of NL Environmental Management Services, Inc., a wholly owned subsidiary of NL, loaned $20 million to the Harold C. Simmons Family Trust No. 2, a trust established for the benefit of certain children and grandchildren of Harold C. Simmons of which Mr. Simmons is the sole trustee, under a $25 million revolving credit agreement. Special independent committees of NL's and NL Environmental Management Services, Inc.'s boards of directors approved the loan. The loan bore interest at the prime rate, was due on demand with sixty days notice and was collateralized by 13,749 shares, or approximately 35%, of Contran's outstanding class A voting common stock and 5,000 shares, or 100%, of Contran's series E cumulative preferred stock, both of which are owned by the Harold C. Simmons Family Trust No. 2. The value of this collateral was dependent in part on our value as Contran's interest in us is one of Contran's more substantial assets. In 2005, the trust fully repaid the loan with payments of approximately $10.5 million of principal and interest and the revolving credit agreement was terminated in October 2005.

     From time to time, other loans and advances are made between us and various related parties pursuant to term and demand notes. These loans and advances are entered into principally for cash management purposes. When we loan funds to related parties, the lender is generally able to earn a higher rate of return on the loan than the lender would earn if the funds were invested in other instruments. While certain of such loans may be of a lesser credit quality than cash equivalent instruments otherwise available to us, we believe that we have evaluated the credit risks involved, and that those risks are reasonable and reflected in the terms of the applicable loans. When we borrow from related parties, we are generally able to pay a lower rate of interest than we would pay if we borrowed from unrelated parties.

     Interest income on all loans to unconsolidated related parties was $0.6 million in 2005, which includes interest earned on the loan from NL Environmental Management Services, Inc. to the Harold C. Simmons Family Trust No. 2. We did not incur any interest expense on loans from unconsolidated related parties in 2005.

     Insurance Matters. We and Contran participate in a combined risk management program. Pursuant to the program, Contran and certain of its subsidiaries and related entities, including us and certain of our subsidiaries and related entities, purchase certain of their insurance policies as a group, with the costs of the jointly owned policies being apportioned among the participating companies. Tall Pines and EWI RE, Inc. provide for or broker these insurance policies. Tall Pines is a captive insurance company wholly owned by us, and EWI RE, Inc. is a reinsurance brokerage and risk management firm wholly owned by NL. Consistent with insurance industry practices, Tall Pines and EWI RE, Inc. receive commissions from insurance and reinsurance underwriters for the policies that they provide or broker.

     With respect to certain of such jointly owned insurance policies, it is possible that unusually large losses incurred by one or more insureds during a given policy period could leave the other participating companies without adequate coverage under that policy for the balance of the policy period. As a result, Contran and certain of its subsidiaries or related companies, including us, have entered into a loss sharing agreement under which any uninsured loss is shared by those companies who have submitted claims under the relevant policy. We believe the benefits in the form of reduced premiums and broader coverage associated with the group coverage for such policies justify the risks associated with the potential for any uninsured loss.

     During 2005, Contran and Keystone paid premiums of approximately $3.7 million for insurance policies Tall Pines provided or EWI RE, Inc. brokered. These amounts principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to Tall Pines and EWI RE, Inc. Tall Pines purchases reinsurance for substantially all of the risks it underwrites. In our opinion, the amounts that Contran and Keystone paid for these insurance policies and the allocation among us and our related entities of these insurance premiums are reasonable. We expect that these relationships with Contran and Keystone will continue in 2006.

     Tax Matters. We and our qualifying subsidiaries are members of the consolidated U.S. federal tax return of which Contran is the parent company, which we refer to as the "Contran Tax Group." As a member of the Contran Tax Group and pursuant to certain tax sharing agreements or policies, each of the members and its qualifying subsidiaries compute provisions for U.S. income taxes on a separate company basis using tax elections made by Contran. Pursuant to the tax sharing agreements or policies and using tax elections made by Contran, each of the parties makes payments or receives payments in amounts it would have paid to or received from the U.S. Internal Revenue Service had it not been a member of the Contran Tax Group but instead had been a separate taxpayer. Refunds are generally limited to amounts previously paid under the respective tax sharing agreement or policy. We and our qualifying subsidiaries are also a part of consolidated tax returns filed by Contran in certain U.S. state jurisdictions. The terms of the applicable tax sharing agreements or policies also apply to state payments to these jurisdictions.

     Under applicable law, we, as well as every other member of the Contran Tax Group, are each jointly and severally liable for the aggregate federal income tax liability of Contran and the other companies included in the group for all periods in which we are included in the group. Contran's policy, however, is to indemnify us for any liability for income taxes of the Contran Tax Group in excess of our tax liability previously computed and paid by us in accordance with the tax allocation policy.

     Under certain circumstances, tax regulations could require Contran to treat items differently than we would have treated them on a stand alone basis. In such instances, accounting principles generally accepted in the United States of America require us to conform to Contran's tax elections. In 2005, pursuant to our tax sharing policy with Contran, we paid Contran approximately $0.5 million in cash.

     Purchases of our Common Stock from Related Parties. Effective March 31, 2005, our board of directors authorized the repurchase of up to 5.0 million shares of our common stock in open market transactions, including block purchases, or in privately negotiated transactions, which might include transactions with our affiliates. On April 1, 2005, we purchased 2.0 million shares of our common stock at a discount to the then-current market price from Contran for $17.50 per share, or an aggregate purchase price of $35.0 million. Our independent directors approved such purchase. On September 7, 2005, we purchased 175,000 shares of our common stock for $17.50 per share, or an aggregate purchase price of $3.1 million, from The Simmons Family Foundation, a charitable organization that operates exclusively for the benefit of public charities and of which Mr. Simmons and two of his daughters are trustees, based on the market price of Valhi common stock on the date of purchase.

     Simmons Family Matters. Certain family members of our chairman of the board, Harold C. Simmons, provide services to us and our subsidiaries, including, CompX, Kronos Worldwide, NL and TIMET, pursuant to certain ISAs. In 2005, Glenn R. Simmons, our chairman's brother, and James C. Epstein, our chairman's son-in-law, provided certain executive and risk management services, respectively, to us and our subsidiaries pursuant to ISAs. The portion of the fees we and our subsidiaries paid to Contran in 2005 pursuant to these ISAs for the services of each of Messrs. Glenn Simmons and Epstein was $361,800 and $210,200, respectively. We and our subsidiaries expect to pay Contran similar amounts for these services in 2006. Mr. Glenn Simmons also received additional aggregate compensation of approximately $160,500 in cash and stock from CompX, Kronos Worldwide, NL and TIMET for his services as a director for 2005 and is expected to continue to receive similar compensation for 2006. In 2005, he also realized an aggregate of approximately $287,300 from the exercise of stock options that CompX, NL and TIMET had granted him.

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total stockholder return on our common stock against the cumulative total return of the S&P 500 Composite Stock Price Index and the S&P 500 Industrial Conglomerates Index for the period of five fiscal years commencing December 31, 2000 and ending December 31, 2005. The graph shows the value at December 31 of each year assuming an original investment of $100 and the reinvestment of dividends.

        Comparison of Cumulative Return among Valhi, Inc. Common Stock, the S&P 500 Composite Stock Price Index and
                   the S&P 500 Industrial Conglomerates Index

[PERFORMANCE GRAPH OMITTED]

                                                                              December 31,
                                                     -------------------------------------------------------------
                                                     2000        2001       2002       2003        2004       2005
                                                     ----        ----       ----       ----        ----       ----

Valhi, Inc....................................        $100       $113       $  75       $138       $152        $178

S&P 500 Composite Stock Price Index...........         100         88          69         88         98         103

S&P 500 Industrial Conglomerates Index........         100         90          53         72         86          83

                             AUDIT COMMITTEE REPORT

     Our audit committee of the board of directors is comprised of three directors and operates under a written amended and restated charter adopted by the board of directors. All members of our audit committee meet the independence standards established by the board of directors and the NYSE and promulgated by the SEC under the Sarbanes-Oxley Act of 2002. The amended and restated audit committee charter is attached as Exhibit A to this statement and is also available on our website at www.valhi.net under the corporate governance section.

     Our management is responsible for, among other things, preparing its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or "GAAP," establishing and maintaining internal control over financial reporting (as defined in Securities Exchange Act Rule 13a-15(f)) and evaluating the effectiveness of such internal control over financial reporting. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on the conformity of the financial statements with GAAP. Our independent registered public accounting firm is also responsible for auditing our internal control over financial reporting in accordance with such standards and for expressing an opinion on (i) management's assessment of the effectiveness of its internal control over financial reporting and (ii) the effectiveness of its internal control over financial reporting. Our audit committee assists the board of directors in fulfilling its responsibility to oversee management's implementation of our financial reporting process. In its oversight role, our audit committee reviewed and discussed the audited financial statements with management and with PwC, our independent registered public accounting firm for 2005. Our audit committee also reviewed and discussed internal control over financial reporting with management and with PwC.

     Our audit committee met with PwC and discussed any issues deemed significant by our independent registered public accounting firm, including the required matters to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committee, as amended. PwC has provided to our audit committee written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and our audit committee discussed with PwC that firm's independence. Our audit committee also concluded that PwC's provision of non-audit services to us and our related entities is compatible with PwC's independence.

     Based upon the foregoing considerations, our audit committee recommended to the board of directors that our audited financial statements be included in our 2005 Annual Report on Form 10-K for filing with the SEC.

     Members of our audit committee of the board of directors respectfully submit the foregoing report.

Norman S. Edelcup                           Thomas E. Barry                         W. Hayden McIlroy
Chairman of our Audit Committee             Member of our Audit Committee           Member of our Audit Committee

              INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS

     Independent Registered Public Accounting Firm. PwC served as our independent registered public accounting firm for the year ended December 31, 2005. Our audit committee has appointed PwC to review our quarterly unaudited consolidated financial statements to be included in our Quarterly Reports on Form 10-Q for the first three quarters of 2006. We expect PwC will be considered for appointment to audit our annual consolidated financial statements and internal control over financial reporting for the year ending December 31, 2006. Representatives of PwC are not expected to attend the annual meeting.

     Fees Paid to PricewaterhouseCoopers LLP. The following table shows the aggregate fees that PwC has billed or is expected to bill to us, NL, Kronos Worldwide, CompX or TIMET for services rendered for 2004 and 2005 that our audit committee authorized for us and our privately held subsidiaries and the NL, Kronos Worldwide, CompX or TIMET audit committees each separately authorized for its corporation and such corporation's privately held subsidiaries. Additional audit fees for 2005 may subsequently be authorized and paid to PwC, in which case the amounts disclosed below for fees paid to PwC for 2005 would be adjusted to reflect such additional payments in our proxy statement relating to next year's annual stockholder meeting. In this regard, the audit fees shown below for 2004 have been adjusted from amounts disclosed in our proxy statement for last year's annual stockholder meeting.

                                                              Audit
                                               Audit         Related           Tax         All Other
               Entity (1)                    Fees (2)        Fees (3)       Fees (4)       Fees (5)         Total
--------------------------------------     -------------  ------------    -----------   --------------- ------------

Valhi and Subsidiaries
    2004...............................    $     490,810  $    9,500      $      -0-     $      -0-     $   500,310
    2005...............................    $     435,000  $   22,500      $      -0-     $      -0-     $   457,500

NL and Subsidiaries
    2004...............................          446,335       40,050            -0-            -0-         486,385
    2005...............................          320,000       49,200            -0-            -0-         369,200

Kronos Worldwide and Subsidiaries
    2004...............................        2,241,259       20,236         51,735            -0-       2,313,230
    2005...............................        1,960,000       19,000         24,100            -0-       2,003,100

CompX and Subsidiaries
    2004...............................          896,337       71,961         13,322         10,577         992,197
    2005...............................          717,089        6,050         23,952            -0-         747,091

TIMET and Subsidiaries (6)
    2004...............................        2,169,700       35,300         47,900            -0-       2,252,900
    2005...............................        2,091,900       32,600          7,900            -0-       2,132,400

Total
    2004...............................    $   6,244,441  $   177,047     $  112,957     $   10,577     $ 6,545,022
    2005...............................    $   5,523,989  $   129,350     $   55,952     $      -0-     $ 5,709,291
--------------------

(1)  Fees are reported without duplication.
(2)  Fees for the following services:
     (a) audits of consolidated year-end financial statements for each year and audit of internal control over financial reporting;
     (b) reviews of the unaudited quarterly financial statements appearing in Forms 10-Q for each of the first three quarters of each year;
     (c) consents and assistance with registration statements filed with the SEC;
     (d) normally provided statutory or regulatory filings or engagements for each year; and
     (e) the estimated out-of-pocket costs PwC incurred in providing all of such services for which PwC is reimbursed.

(3) Fees for assurance and related services reasonably related to the audit or review of financial statements for each year. These services included employee benefit plan audits, accounting consultations and attest services concerning financial accounting and reporting standards and advice concerning internal controls.

(4)  Permitted fees for tax compliance, tax advice and tax planning services.

(5) Fees for all services not described in the other categories. For 2004, the disclosed fees include fees for consultations relative to the disposition of CompX's Thomas Regout operations in Europe and research and development claims.

(6)  We account for our interest in TIMET by the equity method.

     Preapproval Policies and Procedures. For the purpose of maintaining the independence of our independent registered public accounting firm, our audit committee has adopted policies and procedures for the preapproval of audit and permitted non-audit services the firm provides to us or any of our subsidiaries other than our publicly held subsidiaries and their respective subsidiaries. We may not engage the firm to render any audit or permitted non-audit service unless the service is approved in advance by our audit committee pursuant to the committee's amended and restated preapproval policies and procedures that the committee approved on February 24, 2005. Pursuant to the policy:

     o the committee must specifically preapprove, among other things, the engagement of our independent registered public accounting firm for audits and quarterly reviews of our financial statements, services associated with certain regulatory filings, including the filing of registration statements with the SEC, and services associated with potential business acquisitions and dispositions involving us; and

     o for certain categories of permitted non-audit services of our independent registered public accounting firm, the committee may preapprove limits on the aggregate fees in any calendar year without specific approval of the service.

These permitted non-audit services include:

     o audit services, such as certain consultations regarding accounting treatments or interpretations and assistance in responding to certain SEC comment letters;

     o    audit-related  services, such as certain other consultations regarding
          accounting  treatments  or  interpretations,   employee  benefit  plan
          audits, due diligence and control reviews;

     o tax services, such as tax compliance and consulting, transfer pricing, customs and duties and expatriate tax services; and

     o other permitted non-audit services, such as assistance with corporate governance matters and filing documents in foreign jurisdictions not involving the practice of law.

     Pursuant to the policy, our audit committee has delegated preapproval authority to the chairman of the committee or his designee to approve any fees in excess of the annual preapproved limits for these categories of permitted non-audit services provided by our independent registered public accounting firm. The chairman must report any action taken pursuant to this delegated authority at the next meeting of the committee.

     For 2005, our audit committee preapproved all PwC's services provided to us or any of our subsidiaries, other than our publicly held subsidiaries and their subsidiaries, in compliance with the amended and restated preapproval policies and procedures without the use of the SEC's de minimis exception to such preapproval requirement.

                                  OTHER MATTERS

     The board of directors knows of no other business that will be presented for consideration at the meeting. If any other matters properly come before the meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their reasonable judgment.

   STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2007 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at our annual stockholder meetings, consistent with rules adopted by the SEC. We must receive such proposals not later than December 20, 2006 to be considered for inclusion in the proxy statement and form of proxy card relating to the annual meeting of stockholders in 2007. Our bylaws require that the proposal must set forth a brief description of the proposal, the name and address of the proposing stockholder as they appear on our books, the number of shares of our common stock the stockholder holds and any material interest the stockholder has in the proposal.

     The board of directors will consider the director nominee recommendations of our stockholders. Our bylaws require that a nomination set forth the name and address of the nominating stockholder, a representation that the stockholder will be a stockholder of record entitled to vote at the annual stockholder meeting and intends to appear in person or by proxy at the meeting to nominate the nominee, a description of all arrangements or understandings between the stockholder and the nominee (or other persons pursuant to which the nomination is to be made), such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the consent of the nominee to serve as a director if elected.

     The board of directors has no specific minimum qualifications for director candidates. The board of directors will consider a potential director nominee's ability to satisfy the need, if any, for any required expertise on the board of directors or one of its committees. Historically, our management has recommended director nominees to the board of directors. Because under the NYSE listing standards we may be deemed to be a controlled company, the board of directors believes that additional policies or procedures with regard to the consideration of director candidates recommended by its stockholders are not appropriate.

     For proposals or director nominations to be brought at the 2007 annual meeting of stockholders but not included in the proxy statement for such meeting, our bylaws require that the proposal or nomination must be delivered or mailed to our principal executive offices in most cases no later than March 5, 2007. Proposals and nominations should be addressed to: Corporate Secretary, Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Stockholders and other interested parties who wish to communicate with the board of directors or its non-management directors may do so through the following procedures. Such communications not involving complaints or concerns regarding accounting, internal accounting controls and auditing matters related to us may be sent to the attention of our corporate secretary at Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. Provided that any such communication relates to our business or affairs and is within the function of our board of directors or its committees, and does not relate to insignificant or inappropriate matters, such communications, or summaries of such communications, will be forwarded to the chairman of our audit committee, who also serves as the presiding director of our non-management and independent director meetings.

     Complaints or concerns regarding accounting, internal accounting controls and auditing matters, which may be made anonymously, should be sent to the attention of our general counsel with a copy to our chief financial officer at the same address as our corporate secretary. These complaints or concerns will be forwarded to the chairman of our audit committee. We will keep these complaints or concerns confidential and anonymous, to the extent feasible, subject to applicable law. Information contained in such a complaint or concern may be summarized, abstracted and aggregated for purposes of analysis and investigation.

                         2005 ANNUAL REPORT ON FORM 10-K

     A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 is included as part of the annual report mailed to our stockholders with this proxy statement and may also be accessed on our website at www.valhi.net.

                                ADDITIONAL COPIES

     Pursuant to an SEC rule concerning the delivery of annual reports and proxy statements, a single set of these documents may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. Certain beneficial stockholders who share a single address may have received a notice that only one annual report and proxy statement would be sent to that address unless a stockholder at that address gave contrary instructions. If, at any time, a stockholder who holds shares through a broker no longer wishes to participate in householding and would prefer to receive a separate proxy statement and related materials, or if such stockholder currently receives multiple copies of the proxy statement and related materials at his or her address and would like to request householding of our communications, the stockholder should notify his or her broker. Additionally, we will promptly deliver a separate copy of our 2005 annual report or this proxy statement to any stockholder at a shared address to which a single copy of such documents was delivered, upon the written or oral request of the stockholder.

     To obtain copies of our 2005 annual report or this proxy statement without charge, please mail your request to the attention of A. Andrew R. Louis, corporate secretary, at Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, or call him at 972.233.1700.

                                   VALHI, INC.




                                  Dallas, Texas
                                 April 19, 2006

                                   Appendix A

                                   VALHI, INC.

                             AUDIT COMMITTEE CHARTER

                      AMENDED AND RESTATED AUGUST 10, 2005

                                ----------------

                                   ARTICLE I.
                                     PURPOSE

     The audit committee assists the board of directors' oversight responsibilities relating to the financial accounting and reporting processes and auditing processes of the corporation. The audit committee shall assist in the oversight of:

     o the integrity of the corporation's financial statements and internal control over financial reporting;

     o    the corporation's compliance with legal and regulatory requirements;

     o    the independent auditor's qualifications and independence; and

     o the performance of the corporation's internal audit function and independent auditor.

                                   ARTICLE II.
    RELATIONSHIP WITH THE CORPORATION, MANAGEMENT AND THE INDEPENDENT AUDITOR

     Management is responsible for preparing the corporation's financial statements and maintaining internal control over financial reporting. The corporation's independent auditor is responsible for auditing the corporation's financial statements and internal control over financial reporting. The activities of the audit committee are in no way designed to supersede or alter these traditional responsibilities. The corporation's independent auditor and management have more time, knowledge and detailed information about the corporation than do the audit committee members. Accordingly, the audit committee's role does not provide any special assurances with regard to the corporation's financial statements or internal control over financial reporting. Each member of the audit committee, in the performance of such member's duties, will be entitled to rely in good faith upon the information, opinions, reports or statements presented to the audit committee by any of the corporation's officers, employees, agents, counsel, experts, auditors or any other person as to matters such member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation, and nothing in this charter will, or will be deemed to, decrease or modify in any manner adverse to any member of the audit committee such member's right to rely on such information, opinions, reports or statements.

     Nothing in this charter will, or will be deemed to, adversely affect in any manner the rights of members of the committee to indemnification and advancement of expenses under the corporation's certificate of incorporation or bylaws, or under any contract, agreement, arrangement or understanding that may benefit such member. In addition, notwithstanding any other provision of this charter, no provision of this charter will, except to the extent required by applicable law, rule or regulation, be construed to create any duty, liability or obligation on the part of the committee or any of its members.

                                  ARTICLE III.
                             AUTHORITY AND RESOURCES

     The audit committee shall have the authority and resources necessary or appropriate to discharge its responsibilities. The audit committee shall be provided with full access to all books, records, facilities and personnel of the corporation in carrying out its duties. The audit committee shall have the sole authority with regard to the independent auditor as set forth in Article V, and the authority to engage independent counsel and other advisors, as it determines is necessary to carry out its duties. The corporation shall provide appropriate funding, as the audit committee determines is necessary or appropriate in carrying out its duties, for the committee to engage and compensate the independent auditor or legal counsel or other advisors to the committee, and to pay the committee's ordinary administrative expenses.

                                   ARTICLE IV.
                            COMPOSITION AND MEETINGS

     The board of directors shall set the number of directors comprising the audit committee from time to time, which number shall not be less than three. The board of directors shall designate a chairperson of the audit committee. The number of directors comprising the audit committee and the qualifications, which members will all be financially literate with at least one being an audit committee financial expert, and independence of each member of the audit committee shall at all times satisfy all applicable requirements, regulations or laws, including, without limitation, the rules of any exchange or national securities association on which the corporation's securities trade. Simultaneous service on more than three non-affiliated public company audit committees requires a special determination by the board of directors and, if required, disclosure in the annual proxy statement. The board of directors shall determine, in its business judgment, whether the members of the audit committee satisfy all such requirements, regulations or laws.

     The audit committee shall meet at least quarterly and as circumstances dictate. Regular meetings of the audit committee may be held with or without prior notice at such time and at such place as shall from time to time be determined by the chairperson of the audit committee, any of the corporation's executive officers or the secretary of the corporation. Special meetings of the audit committee may be called by or at the request of any member of the audit committee, any of the corporation's executive officers, the secretary of the corporation or the independent auditor, in each case on at least twenty-four hours notice to each member.

     A majority of the audit committee members shall constitute a quorum for the transaction of the audit committee's business. The audit committee shall act upon the vote of a majority of its members at a duly called meeting at which a quorum is present. Any action of the audit committee may be taken by a written instrument signed by all of the members of the audit committee. Meetings of the audit committee may be held at such place or places as the audit committee shall determine or as may be specified or fixed in the respective notice or waiver of notice for a meeting. Members of the audit committee may participate in audit committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

     The audit committee may invite to its meetings any director, any member of management of the corporation and any other persons it deems appropriate in order to carry out its responsibilities. The audit committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

                                   ARTICLE V.
                                RESPONSIBILITIES

     To fulfill its responsibilities, the audit committee shall perform the following activities.

Financial Statements and Disclosures

     o Review and discuss the corporation's annual audited financial statements and quarterly unaudited financial statements with management and the independent auditor, and the corporation's related disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" prior to the annual and quarterly financial statements being filed in the corporation's Forms 10-K and Forms 10-Q, as applicable.

     o Review and discuss the corporation's internal control over financial reporting with management and the independent auditor, including the corporation's annual audited management report on internal control over financial reporting, and the corporation's related disclosure under "Disclosure Controls and Procedures."

     o Ascertain from officers signing certifications whether there existed any fraud or any significant deficiencies or material weaknesses in the corporation's internal control over financial reporting.

     o Recommend to the board of directors, if appropriate, that the audited financial statements be included in the corporation's Annual Report on Form 10-K to be filed with the U.S. Securities and Exchange Commission.

     o Generally discuss (i.e., a discussion of the types of information to be disclosed and the type of presentation to be made) with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and rating agencies. The audit committee need not discuss in advance each earnings release or each instance in which the corporation may provide earnings guidance.

     o Prepare such reports of the audit committee for the corporation's public disclosure documents as applicable requirements, regulations or laws may require from time to time, which includes the audit committee report as required by the U.S. Securities and Exchange Commission to be included in the corporation's annual proxy statement.

     o Review significant accounting, reporting or auditing issues, including recent professional and regulatory pronouncements or proposed pronouncements, and understand their impact on the corporation's financial statements and internal control over financial reporting.

Independent Auditor

     o Appoint, compensate, retain and oversee (including the resolution of disagreements between management and the independent auditor regarding financial reporting or internal control over financial reporting) the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the corporation.

     o Provide that the independent auditor report directly to the audit committee.

     o Annually review the qualifications, independence and performance of the independent auditor, including an evaluation of the lead partner

     o Receive such reports and communications from the independent auditor and take such actions as are required by auditing standards generally accepted in the United States of America or applicable requirements, regulations or laws, including, to the extent so required, the following:

          o prior to the annual audit, review with management and the independent auditor the scope and approach of the annual audits of the corporation's financial statements and internal control over financial reporting;

          o review any changes in the independent auditor's scope during the audit, and after the annual audit, review with management and the independent auditor the independent auditor's reports on the results of the annual audit;

          o review with the independent auditor any audit problems or difficulties and management's response;

          o review with the independent auditor prior to filing the audit report with the U.S. Securities and Exchange Commission the matters required to be discussed by the Statement on Accounting Standards 61, as amended, supplemented or superseded; and

          o at least annually, obtain and review a report by the independent auditor describing:

               o    the   independent   auditor's   internal   quality   control
                    procedures;

               o any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

               o all relationships between the independent auditor and the corporation in order to assess the auditor's independence, including the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, supplemented or superseded.

     o Establish preapproval policies and procedures for audit and permissible non-audit services provided by the independent auditor. The audit committee shall be responsible for the preapproval of all of the independent auditor's engagement fees and terms, as well as all permissible non-audit engagements of the independent auditor, as required by applicable requirements, regulations or laws. The audit committee may delegate to one or more of its members who are independent directors the authority to grant such preapprovals, provided the decisions of any such member to whom authority is delegated shall be presented to the full audit committee at its next scheduled meeting.

     o Set clear hiring policies for employees or former employees of the independent auditor.

     o Ensure that significant findings and recommendations made by the independent auditor are received and discussed on a timely basis with the audit committee and management.

Other Responsibilities

     o    Discuss  periodically  with  management  the  corporation's   policies
          regarding risk assessment and risk management.

     o Meet separately, periodically, with management, the internal auditors (or other personnel responsible for the internal audit function) and the independent auditor.

     o Establish procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     o Review periodically the reports and activities of the internal audit function and the coordination of the internal audit function with the independent auditor.

     o    Conduct an annual evaluation of its own performance.

     o Report regularly to the board of directors on its oversight responsibilities set forth in Article I. The report may be made orally by the audit committee chairman or any other member of the committee designated by the committee chairman.

     o Maintain minutes or other records of meetings and activities of the audit committee.

     o Review and reassess this charter periodically. Report to the board of directors any suggested changes to this charter.

     o Meet periodically with officers of the corporation responsible for legal and regulatory compliance by the corporation. On at least an annual basis, review with the corporation's tax director any tax matters that could have a significant impact on the corporation's financial statements.

                                   ARTICLE VI.
                                  MISCELLANEOUS

     The audit committee may from time to time perform any other activities consistent with this charter, the corporation's charter and bylaws and applicable requirements, regulations or laws, as the audit committee or the board of directors deems necessary or appropriate.


                                           ADOPTED BY THE BOARD OF DIRECTORS OF
                                           VALHI, INC. AS OF AUGUST 10, 2005.




                                           /s/ A. Andrew R. Louis
                                           -----------------------------------
                                           A. Andrew R. Louis, Secretary

                                   VALHI, INC.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697

-----------------------------------------------------------------------------
Proxy - Valhi, Inc.
-----------------------------------------------------------------------------

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VALHI, INC.
         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 25, 2006

The undersigned hereby appoints Steven L. Watson, Robert D. Graham and A. Andrew
R. Louis, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2006 Annual Meeting of Stockholders (the "Meeting") of Valhi, Inc., a Delaware corporation ("Valhi"), to be held at Valhi's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Thursday, May 25, 2006, at 10:00 a.m. (local time), and at any adjournment or postponement of the Meeting, all of the shares of common stock, par value $0.01 per share, of Valhi standing in the name of the undersigned or that the undersigned may be entitled to vote on the proposals set forth, and in the manner directed, on this proxy card.


               THIS PROXY MAY BE REVOKED AS SET FORTH IN THE PROXY
                  STATEMENT THAT ACCOMPANIED THIS PROXY CARD.

The proxies, if this card is properly executed, will vote in the manner directed on this card. If no direction is made, the proxies will vote "FOR" all nominees named on the reverse side of this card for election as directors and, to the extent allowed by applicable law, in the discretion of the proxies as to all other matters that may properly come before the Meeting and any adjournment or postponement thereof.

  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
                                SEE REVERSE SIDE.

Valhi, Inc.


[Name]
[Address]


[ ] Mark this box with an X if you have made changes to your name or address details above.

-----------------------------------------------------------------------------
Annual Meeting Proxy Card
-----------------------------------------------------------------------------

A.   Election of Directors

1.   The board of directors recommends a vote FOR the listed nominees.

                                                 For               Withhold
01-Thomas E. Barry                              [  ]                 [  ]
02-Norman S. Edelcup                            [  ]                 [  ]
03-W. Hayden McIlroy                            [  ]                 [  ]
04-Glenn R. Simmons                             [  ]                 [  ]
05-Harold C. Simmons                            [  ]                 [  ]
06-J. Walter Tucker, Jr.                        [  ]                 [  ]
07-Steven L. Watson                             [  ]                 [  ]

B.   Other Matters

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign  exactly as the name that  appears on this card.  Joint owners should each sign. When signing other than in an individual capacity, please fully describe such capacity. Each signatory hereby revokes all proxies heretofore given to vote at said Meeting and any adjournment or postponement thereof.


Signature 1 -                          Signature 2 -                        Date (mm/dd/yyyy)
Please keep signature                  Please keep signature
within box                             within box


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